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                                                                   EXHIBIT 10.19


                                      LEASE


--------------------------------------------------------------------------------


                            DRUG (AZ) QRS 14-42, INC.

                                                  as Landlord,


                                      with


                            PCS HEALTH SYSTEMS, INC.

                                                   as Tenant.


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                                    PREMISES:


                             9501 E. Shea Boulevard
                               Scottsdale, Arizona

                                TABLE OF CONTENTS

1  Demise of Premises                                                         1
2  Certain Definitions.                                                       2
3  Title and Condition.                                                       5
4  Use of Leased Premises; Quiet Enjoyment.                                   7
5  Term.                                                                      8
6  Rent.                                                                      8
7  Net Lease; Non-Terminability.                                              9
8  Payment of Impositions; Compliance with
   Legal Requirements and Insurance Requirements.                            11
9  Liens; Recording and Title.                                               12
10 Indemnification.                                                          13
11 Maintenance and Repair.                                                   13
12 Alterations.                                                              15
13 Condemnation.                                                             15
14 Insurance.                                                                18
15 Restoration.                                                              22
16 Subordination to Financing.                                               23
17 Assignment, Subleasing.                                                   24
18 Permitted Contests.                                                       27
19 Conditional Limitations; Default Provisions.                              28
20 Additional Rights of Landlord and Tenant.                                 31
21 Notices.                                                                  32
22 Estoppel Certificates.                                                    33
23 Surrender and Holding Over.                                               33
24 No Merger of Title.                                                       34
25 Definition of Landlord.                                                   34
26 Hazardous Substances.                                                     34
27 Entry by Landlord.                                                        36
28 Statements.                                                               36
29 No Usury.                                                                 37
30 Separability.                                                             37
31 Miscellaneous.                                                            37
32 Additional Rent.                                                          38
33 Right of First Offer                                                      38


                                          i
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          EXHIBIT A: Legal Description of Land

          EXHIBIT B: Determination of Fair Market Rental Value

          EXhIBIT C: Purchase Price Schedule

                  THIS LEASE AGREEMENT ("Lease") dated as of September 21, 2000 and to be effective as of September 30, 2000, is made by and between DRUG (AZ) QRS 14-42, INC., a Delaware corporation having its principal office c/o W. P. Carey & Co. LLC, 50 Rockefeller Plaza, Second Floor, New York, NY 10020 ("Landlord") and PCS HEALTH SYSTEMS, INC., a Delaware corporation, having its principal office at 9501 E. Shea Boulevard, Scottsdale, AZ 85260 ("Tenant").


                  In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant, intending to be legally bound, hereby covenant and agree as follows:

1. Demise of Premises. Landlord hereby demises and lets to Tenant and Tenant hereby takes and leases from Landlord for the term and upon the provisions hereinafter specified the following described property ("Leased Premises"): (i) the lot or parcel of land described in Exhibit "A" attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining ("Land"); (ii) the buildings, structures and other improvements on the Land (collectively, the "Improvements"); and (iii) the machinery and equipment which is attached to the Improvements in such a manner as to become fixtures under applicable law, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment").

                  The Leased Premises includes as a right and appurtenance thereto the easement for access and parking over certain land on property adjacent to the Land (the "Easement"), as more particularly described in that certain Easement Agreement dated July 10, 2000 and recorded at Docket Number 2000-0538396 in the Records of Maricopa County, Arizona (the "Easement Agreement"), the adjacent property being therein defined as the "Existing Parking Field." The Grantor under the Easement Agreement has the right to substitute for the Existing Parking Field a different parcel of its land (the "Substitute Parking Field" as defined in the Easement Agreement), in which event the Easement Agreement will be terminated and fee simple title of the Substitute Parking Field will be conveyed to the owner of the Land. At such time as the Easement Agreement is terminated and the Substitute Parking Field is conveyed to the owner of the Land, this Lease shall be deemed to be automatically amended to provide (i) the Leased Premises will not include the Easement over the Existing Parking Field and all rights of Tenant to the Easement are terminated and (ii) provided this Lease is then in full force and effect, the Leased Premises includes the Substitute Parking Field.


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2.      Certain Definitions.

                  "Additional Rent" shall mean Additional Rent as defined in Paragraph 32.


                  "Adjoining Property" shall mean all sidewalks, curbs, gores and vault spaces adjoining the Leased Premises.

                  "Affiliate" of any Person shall mean any Person which shall
(1) control, (2) be under the control of, or (3) be under common control with such Person (the term "control" as used herein shall be deemed to mean ownership of more than 50% of the outstanding voting stock of a corporation, or other majority equity and control interest if such Person is not a corporation.

                  "Alteration" or "Alterations" shall mean any or all changes, additions (whether or not adjacent to or abutting any then existing buildings), expansions (whether or not adjacent to or abutting any then existing buildings), improvements, reconstructions, removals or replacements of any of the Improvements or Equipment, both interior or exterior, and ordinary and extraordinary.

                  "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

                  "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

                  "Commencement Date" shall mean the Commencement Date as defined in Paragraph 5.

                  "Condemnation" shall mean a Taking and/or a Requisition.

                  "Default Rate" shall mean the Default Rate as defined in Paragraph 19(b)(iv).

                  "Equipment" shall mean the Equipment as defined in Paragraph 1.

                  "Escrow Charges" shall mean the Escrow Charges as defined in Paragraph 8.

                  "Escrow Payment" shall mean the Escrow Payment as defined in Paragraph 8

                  "Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

                  "Fair Market Rental Value" shall mean the fair market rental value of the Leased Premises for the relevant Renewal Term determined in accordance with Exhibit B.


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                  "Guarantor" shall mean Advance Paradigm, Inc., a Delaware
corporation.

                  "Guaranty" shall mean the Corporate Guaranty, dated as of the date hereof and to be effective as of the effective date of this Lease, by Guarantor for the benefit of Landlord, guaranteeing the payment and performance by Tenant of all of Tenant's obligations under the Lease.

                  "Impositions" shall mean the Impositions as defined in Paragraph 8.

                  "Improvements" shall mean the Improvements as defined in Paragraph 1.

                  "Initial Term" shall mean the Initial Term as defined in Paragraph 6.

                  "Insurance Requirement" or "Insurance Requirements" shall mean, as the case may be, any one or more of the terms of each insurance policy required to be carried by Tenant under this Lease and the requirements of the issuer of such policy, and whenever Tenant shall be engaged in making any Alteration or Alterations, repairs or construction work of any kind (collectively, "Work"), the term "Insurance Requirement" or "Insurance Requirements" shall be deemed to include a requirement that Tenant obtain or cause its contractor to obtain completed value builder's risk insurance when the estimated cost of the Work in any one instance exceeds the sum of Five Million Dollars ($5,000,000.00) and that Tenant or its contractor shall obtain worker's compensation insurance or other adequate insurance coverage covering all persons employed in connection with the Work, whether by Tenant, its contractors or subcontractors and with respect to whom death or bodily injury claims could be asserted against Landlord.

                  "Land" shall mean the Land as defined in Paragraph 1.

                  "Law" shall mean any constitution, statute, ordinance or rule of law.

                  "Leased Premises" shall mean the Leased Premises as defined in Paragraph 1.

                  "Legal Requirement" or "Legal Requirements" shall mean, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Premises) and all covenants, restrictions and conditions now of record, or of record in the future if created or filed by or with the consent of Tenant, which may be applicable to Tenant, Landlord (with respect to the Leased Premises) or to all or any part of or interest in Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Premises, even if compliance therewith (i) necessitates structural


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changes or improvements (including changes required to comply with the
"Americans with Disabilities Act") or results in interference with the use or enjoyment of the Leased Premises or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

                  "Lender" shall mean an entity identified as such in writing to Tenant which makes a Loan to Landlord, secured by a Mortgage and evidenced by a Note or which is the holder of the Mortgage and Note as a result of an assignment thereof.

                  "Loan" shall mean a loan made by a Lender to Landlord secured by a Mortgage and evidenced by a Note.

                  "Mortgage" shall mean a first priority mortgage or similar security instrument hereafter executed covering the Leased Premises from Landlord to Lender.

                  "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any reasonable expenses incurred by Landlord in collecting such award.

                  "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (iv), (v) or (vi) of Paragraph 14(a), less any actual and reasonable expenses incurred by Landlord in collecting such proceeds.

                  "Note" or "Notes" shall mean a Promissory Note or Notes hereafter executed from Landlord to Lender, which Note or Notes will be secured by a Mortgage and an assignment of leases and rents.

                  "Permitted Encumbrances" shall mean those covenants, restrictions, reservations, liens, conditions, encroachments, easements and other matters of title that affect the Leased Premises as of the date of Landlord's acquisition thereof, excepting, however, any such matters arising from the acts of Landlord (such as liens arising as a result of judgments against Landlord).

                  "Person" shall mean an individual, partnership, association, corporation or other entity.

                  "Renewal Term" shall mean Renewal Term as defined in Paragraph 5.

                  "Replaced Equipment" or "Replacement Equipment" shall mean the Replaced Equipment and Replacement Equipment, respectively, as defined in Paragraph 11(d).

                  "Requisition" shall mean any temporary condemnation or confiscation of the use or occupancy of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

                  "Restoration" shall mean the Restoration as defined in Paragraph 13(c)(i).


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


                  "State" shall mean the State of Arizona.

                  "Taking" shall mean any taking of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceedings or by any other means, or any de facto condemnation

                  "Term" shall mean the Term as defined in Paragraph 5.

                  "Termination Date" shall mean the Termination Date as defined in Paragraph 13(b)(i)(A).

                  "Trade Fixtures" shall mean all fixtures, equipment and other items of personal property (whether or not attached to the Improvements) which are owned by Tenant and used in the operation of the business conducted on the Leased Premises.

3.      Title and Condition.

                  (a) The Leased Premises are demised and let subject to (i) the Permitted Encumbrances, (ii) all Legal Requirements and Insurance Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Premises as of the commencement of the Term; without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired.

                  (b) LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES
AND) WILL TAKE THE LEASED PREMISES "AS IS", AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. Tenant acknowledges that the Leased Premises are of its selection and to its specifications, and that the Leased Premises have been inspected by Tenant and are


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satisfactory to it. In the event of any defect or deficiency in any of the
Leased Premises of any nature, whether patent or latent, Landlord shall not have any responsibility or liability with respect thereto or for any incidental or consequential damages (including strict liability in tort). The provisions of this Paragraph 3(b) have been negotiated, and the foregoing provisions are intended to be a complete exclusion and negation of any warranties by Landlord, express or implied, with respect to any of the Leased Premises, arising pursuant to the uniform commercial code or any other Law now or hereafter in effect or otherwise.

                  (c) Tenant acknowledges and agrees that Tenant has examined the title to the Leased Premises prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

                  (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant, all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including, but not limited to, any rights and remedies existing under contract or pursuant to the uniform commercial code (collectively, the "guaranties"). Such assignment shall remain in effect until the termination of this Lease. Landlord shall also retain the right to enforce any guaranties assigned in the name of Tenant upon the occurrence of an Event of Default. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d). Upon the termination of this Lease, the guaranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment Tenant shall execute and deliver promptly any certificate or other instrument which Landlord may reasonably request. Any monies collected by Tenant under any of the guaranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Tenant and promptly paid over to Landlord.

                  (e) Landlord agrees to enter into, at Tenant's expense, such easements, covenants, waivers, approvals or restrictions for utilities, parking or other matters as desirable for operation of the Leased Premises or properties adjacent thereto (collectively, "Easements") as reasonably requested by Tenant, subject to Lender's and Landlord's approval of the form thereof, not to be unreasonably withheld or delayed; provided, however, that no such Easement shall result in any diminution in the value or utility of the Leased Premises and further provided that no such Easement shall render the use of the Leased Premises dependent upon any other property or condition the use of the Leased Premises upon the use of any other property, each of which Tenant shall certify to Landlord and Lender in writing delivered with Tenant's request with respect to such Easement. Tenant's request shall also include Tenant's written undertaking acknowledging that Tenant shall remain liable hereunder as principal and not merely as a surety or guarantor notwithstanding the establishment of any Easement. If either Landlord or Lender shall fail to approve or disapprove the form of any such Easements, within a period of thirty (30)


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days from their respective receipt of same, then either Landlord or Lender, as the case may be, shall be deemed to have approved the form of any such Easement.

                  (f) Tenant agrees that Tenant is obligated to and shall perform all obligations of the owner of the Leased Premises under and pay all expenses which the owner of the Leased Premises may be required to pay in accordance with any reciprocal easement agreement or any other agreement or document of record now, or of record in the future if created or filed by or with the consent of Tenant, affecting the Leased Premises, herein referred to collectively as the "REA", and that Tenant shall comply with all of the terms and conditions of the REA during the Term of this Lease. Tenant further covenants and agrees to indemnify, defend and hold harmless Landlord and Lender against any claim, loss or damage suffered by Landlord or Lender by reason of Tenant's failure to perform any obligations or pay any expenses as required under any REA or comply with the terms and conditions of any REA as herein above provided during the Term of this Lease.

4.      Use of Leased Premises; Quiet Enjoyment.

                  (a) Tenant may use the Leased Premises for an office building with associated uses such as, by way of example and not by way of limitation, a cafeteria and workout room, and any other lawful purpose so long as such other lawful purpose would not (i) have a material adverse effect on the value of the Leased Premises, (ii) materially increase the likelihood that Tenant, Landlord or Lender would incur liability under any provisions of the Act referred to in Paragraph 26 of this Lease, or (iii) result in or give rise to any material environmental deterioration or degradation of the Leased Premises. In no event shall the Leased Premises be used for any purpose which shall violate any of the provisions of any Permitted Encumbrance or any covenants, restrictions or agreements hereafter created by or consented to by Tenant applicable to the Leased Premises. Tenant agrees that with respect to the Permitted Encumbrances and any covenants, restrictions or agreements hereafter created by or consented to by Tenant, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

                  (b) Subject to Tenant's rights under Paragraph 18 hereof, Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to applicable Legal Requirements or Insurance Requirements. Subject to Tenant's rights under Paragraph 18, Tenant shall not use, occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Premises, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or
(iii) cause any injury or damage to any of the Improvements unless pursuant to Alterations permitted under Paragraph 12 hereof.


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                  (c) Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants that Tenant will have the peaceful and quiet occupation and enjoyment of the Leased Premises.

5.      Term.

                  (a) Subject to the provisions hereof Tenant shall have and hold the Leased Premises for an initial term (the "Initial Term") commencing on the effective date hereof (the "Commencement Date") and ending on that date which is the last calendar day prior to the twenty-first anniversary of the Commencement Date (the "Expiration Date") (the period of time from the Commencement Date through and including the Expiration Date, as same may be extended by any Renewal Term, hereinafter called the "Term").

                  (b) Provided that if, on or prior to the Expiration Date or any other Renewal Date (as hereinafter defined) this Lease shall not have been terminated pursuant to any provision hereof, then on the Expiration Date and on the fifth (5th), tenth (10th), fifteenth (15th), twentieth (20th) and twenty-fifth (25th) anniversaries of the Expiration Date (the Expiration Date and each such anniversary being a "Renewal Date"), the Term shall be deemed to have been automatically extended for an additional period of five (5)years (each such extension, a "Renewal Term"), unless Tenant shall notify Landlord in writing in recordable form at least eighteen (18) months prior to the next Renewal Date that Tenant is terminating this Lease as of the next Renewal Date. Any such extension of the Term shall be subject to all of the provisions of this Lease, as the same may be amended, supplemented or modified.

                  (c) If Tenant exercises its option not to extend or further extend the Term, or if an Event of Default occurs, then Landlord shall have the right during the remainder of the Term then in effect and, in any event, Landlord shall have the right during the last year of the Term, to (i) advertise the availability of the Leased Premises for sale or reletting and to erect upon the Leased Premises signs indicating such availability and (ii) show the Leased Premises to prospective purchasers or tenants or their agents at such reasonable times as Landlord may select.

6.      Rent.

                  (a) Tenant shall pay to Landlord (or to Lender, if directed by Landlord), as minimum annual rent for the Leased Premises (i) during each year of the Initial Term, the sum of Four Million Three Hundred Thousand Dollars ($4,300,000), payable in equal monthly installments of $358,333.33 each ("Basic Rent"), in arrears, commencing on the first day of the month following the month in which the Commencement Date occurs and continuing on the first day of each month thereafter during the Initial Term and (ii) during each year of each Renewal Term in the annual sum determined in accordance with subparagraph 6(b) below, in equal monthly installments, in each case for the preceding month, and on the last day of the Term for the month then ending (said days being called the "Basic Rent Payment Dates"), and shall pay


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


the same at Landlord's address set forth below, or at such other place as Landlord from time to time may designate to Tenant in writing, in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America and if required by Lender by wire transfer in immediately available federal funds to such account in such bank as Lender shall designate, from time to time. If the Commencement Date is not the first day of a calendar month, Basic Rent for the period from and including the Commencement Date through and including the last day of the month in which the Commencement Date occurs shall be paid, in arrears, in an amount equal to one thirtieth (1/30) of the monthly installment of Basic Rent for each day from and including the Commencement Date through and including the last day of the month in which the Commencement Date occurs.


                  (b) During each Renewal Term, Basic Rent for the entire Renewal Term shall be an amount equal to the greater of (x) ninety-five percent (95%) of the Fair Market Rental Value as of the first day of the applicable Renewal Term as determined in accordance with the provisions of Exhibit B and
(y) the Basic Rent in effect for the twelve (12) month period immediately preceding the applicable Renewal Term.

                  (c) Tenant shall pay and discharge before the imposition of any fine, lien, interest or penalty may be added thereto for late payment thereof, as Additional Rent, all other amounts and obligations which Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added by the party to whom such payment is due for nonpayment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by Law or otherwise, in the event of nonpayment of Basic Rent.

                  (d) If any installment of Basic Rent is not paid within five
(5) days after written notice is given by Landlord or Lender (or Lender's servicer or other designee of Lender) to Tenant that the same is overdue, Tenant shall pay to Landlord or Lender, as the case may be, on demand, as Additional Rent, a late charge equal to three percent (3%) (the "Late Charge") on such overdue installment of Basic Rent.

                  (e) Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented by this Lease in all applicable books, records and reports (including, without limitation, income tax filings) in a manner consistent with "true lease" treatment rather than "financing" treatment.

7.      Net Lease: Non-Terminability.

                  (a) This is a net Lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly set forth in this Lease, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.


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


                  (b) Except as otherwise expressly provided in this Lease, this Lease shall not terminate and Tenant shall not have any right to terminate this Lease, during the Term. Except as otherwise expressly provided in this Lease, Tenant shall not be entitled to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease; and except as otherwise expressly provided in this Lease, the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including but not limited to the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease,
(vi) any default on the part of Landlord under this Lease or under any other agreement, (vii) any latent or other defect in, or any theft or loss of any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment, (ix) any violation of Paragraph 4(c) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant under this Lease shall be separate and independent covenants and agreements, and that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant under this Lease shall continue unaffected, unless this Lease shall have been terminated pursuant to an express provision of this Lease.

                  (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or by any trustee, receiver or liquidator of Landlord or by any court under the Federal Bankruptcy Code or otherwise.

                  (d) This Lease is the absolute and unconditional obligation of Tenant. Tenant waives all rights which are not expressly stated in this Lease but which may now or hereafter otherwise be conferred by Law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, (ii) to any setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, except as otherwise expressly provided in this Lease, and (iii) for any statutory lien or offset right against Landlord or its property.


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


8.      Payment of Impositions: Compliance with
                Legal Requirements and Insurance Requirements.

                  (a) (i) Subject to the provisions of Paragraph 18 hereof relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge (all of the following being herein collectively called the "Impositions"): all taxes of every kind and nature (including real, ad valorem, personal property, gross income, franchise, withholding, profits and gross receipts taxes) on or with respect to the Leased Premises; all charges and/or taxes for any easement or agreement maintained for the benefit of the Leased Premises; all general and special assessments, levies, permits, inspection and license fees on or with respect to the Leased Premises; all water and sewer rents and other utility charges on or with respect to the Leased Premises; all ground rents on or with respect to the Leased Premises; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the Leased Premises, during the Term, against Landlord, Tenant or any of the Leased Premises as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the Leased Premises, or the Basic Rent or Additional Rent, including without limitation, any gross income tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Basic Rent or Additional Rent. If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.

                           (ii) Nothing herein shall obligate Tenant to pay, and
the term "Impositions" shall exclude, federal, state or local (A) transfer taxes as the result of a conveyance by (or suffered by) Landlord, (B) franchise, capital stock or similar taxes if any, of Landlord, (C) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (D) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (B) and (C) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. Tenant shall deliver to Landlord and to Lender, within twenty
(20) days after Landlord's written request therefor, copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within thirty (30) days after payment.

                           (iii) Landlord and Tenant acknowledge that as of the
Commencement Date of this Lease Landlord will not require Tenant to pay to Landlord an additional monthly sum (an "Escrow Payment") sufficient to pay Escrow Charges (as hereinafter defined) as they become due. However, Tenant acknowledges that, from and after the date that a Mortgage shall be in effect Landlord shall have the right to require Tenant to pay to Landlord an Escrow Payment sufficient to pay the Escrow Charges (as hereinafter defined) as they become due, if and to the extent required by the Lender. As used herein, "Escrow Charges" shall mean real estate taxes on the Leased Premises or payments in lieu thereof and premiums on any insurance required to be maintained by Tenant under this Lease and any reserves for capital improvements, deferred maintenance or required repairs or replacements required by any Lender. Landlord and Lender, shall determine the amount of the Escrow Charges and of each Escrow Payment in good faith and consistent with amounts required by similar lenders for properties similar to the Leased Premises as to location, use, size and condition. As long as the Escrow Payments are being held by Landlord the Escrow Payments shall not be commingled with other funds of Landlord or other Persons and interest thereon shall accrue for the benefit of Tenant from the date such monies are received and invested until the date such monies are disbursed to pay Escrow Charges. Landlord shall apply the Escrow Payments to the payment of the Escrow Charges in such order or priority as Landlord shall determine or as required by law. If at any time the Escrow Payments theretofore paid to Landlord shall be insufficient for the payment of the Escrow Charges, Tenant, within ten (10) days after Landlord's demand therefor, shall pay the amount of the deficiency to Landlord

                  (b) Subject to the provisions of Paragraph 18 hereof, Tenant shall promptly comply with and conform to all of the Legal Requirements and Insurance Requirements.

9.      Liens; Recording and Title.

                  (a) Subject to the provisions of Paragraph 18 hereof, Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on the Leased Premises, on the Basic Rent, Additional Rent or on any other sums payable by Tenant under this Lease, other than the Mortgage, the Permitted Encumbrances and any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission by Landlord or those claiming by, through or under Landlord (except Tenant).
Notice is hereby given that Landlord shall not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Leased Premises through or under Tenant, and that no mechanic's or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to any of the Leased Premises.

                  (b) Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the appropriate land records of the jurisdiction in which the Leased Premises is located, in order to give public notice and protect the validity of this Lease. In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.

                  (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

10.     Indemnification.

                  (a) Tenant agrees to defend, pay, protect, indemnify, save and hold harmless Landlord and Lender, and their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, from and against any and all liabilities, losses, damages, penalties, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from the Leased Premises or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of the Leased Premises, and any injury to or death of any person or persons or any loss of or damage to any property, real or personal, in any manner arising therefrom connected therewith or occurring thereon, whether or not such indemnified party has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim; except to the extent that any such liability, loss, damage, penalty, cost, expense, cause of action, suit, claim, demand or judgment is the result of the gross negligence of such indemnified party or the intentional wrongful act of such indemnified party. In case any action or proceeding is brought against any indemnified party by reason of any such claim against which Tenant has agreed to defend, pay, protect, indemnify, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from such indemnified party to resist or defend such indemnified party in such action, with the expenses of such defense paid by Tenant, and such indemnified party will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

                  (b) The obligations of Tenant under this Paragraph 10 shall survive any termination of this Lease.

11.     Maintenance and Repair.

                  (a) Except for any Alterations that Tenant is permitted to make pursuant to this Lease, Tenant shall at all times, including any Requisition period, put, keep and maintain the Leased Premises (including, without limitation, the roof, landscaping, walls, footings, foundations and structural components of the Leased Premises) and the Equipment in the same condition and order of repair as exists as of the date of this Lease, ordinary wear and tear excepted, and shall promptly make all repairs and replacements of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with the Leased Premises in order to keep and maintain the Leased Premises in the order and condition required by this Paragraph 11(a). Tenant shall do or cause others to do all shoring of the Leased Premises or of foundations and walls of the Improvements and every other act necessary or appropriate for preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises, whether or not Landlord shall, by reason of any Legal Requirements or Insurance Requirements, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any repair, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make repairs at the expense of the Landlord, which right may be provided for in any Law now or hereafter in effect. Nothing in the preceding sentence shall be deemed to preclude Tenant from being entitled to insurance proceeds or condemnation awards for Restoration pursuant to Paragraphs 13 (c) and 14 (g) of this Lease. Tenant shall, in all events, make all repairs for which it is responsible hereunder promptly, and all repairs shall be in a good, proper and workmanlike manner. In the event of any casualty or other destruction of any portion of the Leased Premises, this Lease shall continue with no off-set or abatement of any monetary obligation of Tenant hereunder. Furthermore, promptly after any casualty to or other destruction of the Leased Premises, Tenant shall commence and diligently continue to restore the Leased Premises (including the Equipment) pursuant to Paragraphs 14(g) and 15 to substantially the same size, layout, utility, value, condition and character as existed immediately prior to such event (assuming the Leased Premises to have been in the condition required by this Lease) and otherwise as required under this Lease without regard to whether any insurance proceeds are made available to Tenant.

                  (b) In the event that any Improvement shall violate any Legal Requirements or Insurance Requirements and as a result of such violation enforcement action is threatened or commenced against Tenant or with respect to the Leased Premises, then Tenant, at the request of Landlord, shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such violation, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such violation, including, if necessary, any Alteration. Any such repair or Alteration shall be made in conformity with the provisions of Paragraph 12.

                  (c) If Tenant shall be in default under any of the provisions of this Paragraph 11 or Paragraph 26, Landlord may after thirty (30) business days written notice given to Tenant and failure of Tenant to cure during said period, but without notice in the event of an emergency, do whatever is necessary to cure such default as may be appropriate under the circumstances for the account of and at the expense of Tenant. In the event of an emergency Landlord shall notify Tenant of the situation by phone or other available communication. All reasonable sums so paid by Landlord and all reasonable costs and expenses (including, without limitation, attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurring the expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

                  (d) Tenant shall from time to time replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have become worn out or unusable for the purpose for which it is intended, been taken by a Condemnation as provided in Paragraph 13, or been lost, stolen, damaged or destroyed as provided in Paragraph 14. Tenant shall repair at its sole cost and expense all damage to the Leased Premises caused by the removal of Equipment or Replaced Equipment or other personal property of Tenant or the installation of Replacement Equipment.

All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others and shall become a part of the Equipment as if originally demised herein.

12.     Alterations.

                  (a) Tenant shall not make any Alterations which would (after the completion thereof) impair the structural integrity of the Leased Premises, without Landlord's written consent, which consent Landlord agrees not unreasonably to withhold or delay. Tenant may make any other Alterations without the prior written consent of the Landlord provided such Alterations comply with all of the provisions of the following sentence.

                  (b) In the event that Landlord gives its prior written consent to any Alterations, or if such consent is not required, Tenant agrees that in connection with any Alteration: (i) the fair market value of the Leased Premises shall not be lessened in any material respect after the completion of any such Alteration, or its structural integrity impaired; (ii) the Alteration and any Alteration theretofore made or thereafter to be made shall not in the aggregate reduce the gross floor area of the Improvements by more than ten percent (10%);
(iii) all such Alterations shall be performed in a good and workmanlike manner, and shall be expeditiously completed in compliance with all Legal Requirements;
(iv) all work done in connection with any such Alteration shall comply with all Insurance Requirements; (v) Tenant shall promptly pay all costs and expenses of any such Alteration, and shall (subject to the provisions of Paragraph 18 hereof) discharge all liens filed against any of the Leased Premises arising out of the same; (vi) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration; (vii) all such Alterations shall be the property of Landlord and shall be subject to this Lease; and (viii) all Alterations shall be made in the case of any Alteration the estimated cost of which in any one instance exceeds One Million Dollars ($1,000,000) under the supervision of an architect or engineer and, in accordance with plans and specifications which shall be submitted to Landlord (for informational purposes only) prior to the commencement of the Alterations.

13.     Condemnation.

                  (a) Tenant, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate in any Condemnation proceeding. Landlord, promptly after obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Tenant thereof and Tenant shall have the right to participate in such proceedings. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Lender or to Landlord, in that order, any award or payment in respect of any Condemnation of Landlord's interest in the Leased Premises, except that (except as hereinafter provided) nothing in this Lease shall be deemed to assign to Landlord or Lender any award relating to the value of the leasehold interest created by this Lease or any award or payment on account of the Trade Fixtures, moving expenses and out-of-pocket expenses incidental to the move, if available, to the extent Tenant shall have a right to make a separate claim therefor against the condemnor, it being agreed, however, that Tenant shall in no event be entitled to any payment that reduces the award to which Landlord is or would be entitled for the condemnation of Landlord's interest in the Leased Premises. Notwithstanding the foregoing, Tenant shall be entitled to any award or payment on account of Tenant's leasehold interest under this Lease only in the event of a Condemnation described in Paragraph 13(b)(i)(A) and then only to the extent that when such award, added to all other awards to which Tenant is entitled hereunder, is subtracted from the entire award in respect to all interests in the Leased Premises, the remainder exceeds the amount set forth on Exhibit "D" attached hereto and made a part hereof.

                  (b) (i) (A) If (I) the entire Leased Premises or (II) at least ten percent (10%) of the applicable Land or the building constructed on the Land or any means of ingress, egress or access to the Leased Premises, the loss of which even after Restoration would, in Tenant's reasonable business judgment, be substantially and materially adverse to the business operations of Tenant at the Leased Premises, shall be subject of a Taking by a duly constituted authority or agency having jurisdiction, then Tenant shall, not later than ninety (90) days after a Taking has occurred, serve notice ("Tenant's Termination Notice") upon Landlord of Tenant's intention to terminate this Lease on any Basic Rent Payment Date specified in such Tenant's Termination Notice, which date (the "Termination Date") shall be no sooner than the first Basic Rent Payment Date occurring at least thirty (30) days after the date of such Tenant's Termination Notice. Notwithstanding the foregoing, in the event of a Taking affecting the Land only, then, so long as (i) there remains any viable means of access, ingress and egress to the Leased Premises (before or after restoration),
(ii) there remains sufficient parking area to meet minimum parking requirements under applicable law and (iii) the Leased Premises are otherwise restorable so as to comply with applicable zoning requirements, such a Taking shall not be deemed to be substantially and materially adverse to the business operations of Tenant at the Leased Premises.

                           (B) In the event that during the period covered by
the schedule of purchase prices attached hereto as Exhibit "C," Tenant shall serve a Tenant's Termination Notice upon Landlord, Tenant shall, as part of such Tenant's Termination Notice offer (which offer may be rejected by Landlord as set forth below) to purchase the Leased Premises and the award (or if no part of the Leased Premises shall remain, the entire award) for the applicable price (the "Purchase Price") computed in accordance with the schedule annexed hereto and marked Exhibit "C" plus all other amounts which may be due and owing to Lender or Landlord by reason of any default by Tenant in complying with its obligations under this Lease (the "Additions to Purchase Price").

                           (C) If Landlord and Lender shall not elect to accept
Tenant's offer to purchase, Landlord shall give notice thereof to Tenant within thirty (30) days after the giving of Tenant's Termination Notice.

                                    (D) Should an offer to purchase not be
accepted by Landlord and Lender, this Lease shall be terminated as above provided and the entire award made in the Condemnation proceeding with respect to the Leased Premises shall be paid to Lender or to Landlord in that order.

                                    (E) Landlord's notice not to accept Tenant's
offer to purchase shall be void and of no effect unless accompanied by the written notice of Lender to the effect that Lender also elects not to accept Tenant's offer to purchase. Should said notices of Landlord and Lender rejecting Tenant's offer to purchase not be served within said period of thirty (30) days, then and in that event, the said offer shall be deemed accepted.

                                    (ii) In the event that Landlord and Lender
shall accept or be deemed to have accepted Tenant's offer to purchase title shall close and Purchase Price and Additions to Purchase Price shall be paid as hereinafter provided and in such event Tenant shall be entitled to and shall receive any and all awards with respect to the Leased Premises then or thereafter made in the Condemnation proceeding and Landlord shall assign (or in case of any award previously made, deliver to Tenant on the Closing Date) such award as may be made with respect to the Leased Premises. In the event Landlord and Lender shall accept Tenant's offer to purchase with respect to the Leased Premises, or be deemed to have accepted such Tenant's offer, title shall close thirty (30) days after the Termination Date hereinbefore defined (the "Closing Date"), at noon at the local office of Landlord's counsel, or at such other time and place as the parties hereto may agree upon, this Lease shall be automatically extended to and including the Closing Date (or, if applicable the extended Closing Date hereinafter described) and Tenant shall pay the Purchase Price and Additions to Purchase Price by transferring immediate funds to such account or accounts and in such bank or banks as Lender or Landlord, in that order, shall designate, upon delivery of a special warranty deed (or local equivalent) conveying Leased Premises and all other required documents including an assignment of any award in connection with the taking of Leased Premises. The special warranty deed (or local equivalent) shall convey title, free from encumbrances other than (A) Permitted Encumbrances, (B) liens or encumbrances created, suffered or consented to in writing by Tenant or arising by reason of the failure of Tenant to observe or perform any of the terms, covenants or agreements herein provided to be observed and performed by Tenant, (C) any installments of Impositions then affecting the Leased Premises, and (D) this Lease. The Purchase Price and Additions to Purchase Price payable as herein above provided shall be charged or credited, as the case may be, on the Closing Date, to reflect adjustments of Basic Rent paid or payable to and including the Closing Date, apportioned as of the Closing Date. Tenant shall pay all conveyance, transfer, sales and like taxes required in connection with the purchase, regardless of who is required to pay such taxes under State or local Law or custom (and Tenant shall also pay to Landlord any amount necessary to yield to Landlord the entire Purchase Price and Additions to Purchase Price if as a matter of the Law of the State or locality such tax cannot be paid directly by Tenant). If there be any liens or encumbrances against the Leased Premises which Landlord is obligated to remove, upon request made a reasonable time before the Closing Date, Landlord shall provide at the Closing separate funds for the foregoing, payable to the holder of such lien or encumbrances.

                            (c)     (i) In the event of a Condemnation of any
part of the Leased Premises which does not result in a Termination of this Lease, subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord; and promptly after such Condemnation, Tenant shall commence and diligently continue to restore the Leased Premises as nearly as possible to its value, condition and character immediately prior to such Condemnation, in accordance with the provisions of this Lease, including but not limited to the provisions of Paragraphs 11(a), 12 and 15 (such restoration following a Condemnation and restoration following a casualty is, as the context shall require, herein called a "Restoration").

                                    (ii) Upon the payment to Landlord and Lender
of the Net Award of a Taking which falls within the provisions of this Paragraph 13(c), Landlord and Lender shall, to the extent received, make that portion of the Net Award equal to the cost of Restoration (the "Restoration Award") available to Tenant for Restoration, in accordance with the provisions of Paragraph 15, and promptly after completion of the Restoration, the balance of the Net Award shall be paid to Tenant and all Basic Rent, Additional Rent and other sums payable hereunder shall continue unabated and unreduced.

                                    (iii) In the event of a Requisition of the
Leased Premises, Landlord shall apply the Net Award of such Requisition, to the extent available, to the installments of Basic Rent, Additional Rent or other sums payable by Tenant hereunder thereafter payable and Tenant shall pay any balance remaining thereafter. Upon the expiration of the Term, any portion of such Net Award which shall not have been previously credited to Tenant on account of the Basic Rent and Additional Rent shall be retained by Landlord or Landlord's successor in interest.

                            (d)     Except with respect to an award or payment
to which Tenant is entitled pursuant to the provisions of Paragraph 13(a), 13(b) and 13(c), no agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other, and of Lender, if the Leased Premises are then subject to a Mortgage, which consent of Landlord and Tenant shall not be unreasonably withheld or delayed.

14. Insurance.

                            (a) Tenant shall maintain at its sole cost and
expense the following insurance on the Leased Premises:

                                    (i) Insurance against loss or damage to the
Improvements and Equipment under a fire and broad form of all risk extended coverage insurance policy (which shall include flood insurance if the Leased Premises is located within a flood hazard area and which shall include earthquake insurance if the Leased Premises is located in an area where earthquake insurance is customarily maintained for similar commercial properties). Such insurance shall be in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the applicable policies, and in any event in amounts not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable) as determined from time to time at Lender's request but not more frequently than once in any 12-month period, by agreement of Landlord, Lender and Tenant, or if not so agreed, at Tenant's expense, by the insurer or insurers or by an appraiser approved by Landlord. Such insurance policies may contain reasonable exclusions and deductible amounts.

                                    (ii) Contractual and comprehensive general
liability insurance against claims for bodily injury, death or property damage occurring on, in or about the Leased Premises, which insurance shall be written on a so-called "Occurrence Basis," and shall provide minimum protection with a combined single limit in an amount not less than the greater of (x) Five Million Dollars ($5,000,000) (or in such increased limits from time to time to reflect declines in the purchasing power of the dollar as Landlord may reasonably request) or (y) the aggregate amount of such insurance carried by Tenant, for bodily injury, death and property damage in any one occurrence.

                                    (iii) Worker's compensation insurance
covering all persons employed by Tenant on the Leased Premises in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or the Leased Premises.

                                    (iv) During periods of war or national
emergency, war risk insurance in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable), when and to the extent obtainable from the United States Government or an agency thereof at reasonable cost.

                                    (v) Insurance against loss or damage from
explosion of any steam or pressure boilers or similar apparatus located in or about the Improvements in an amount not less than the actual replacement cost of the Improvements and Equipment (excluding footings and foundations and other parts of the Improvements which are not insurable).

                                    (vi) Such additional and/or other insurance
with respect to the Improvements located on the Leased Premises and in such amounts as at the time is customarily carried by prudent owners or tenants with respect to improvements similar in character, location and use and occupancy to the Improvements located on the Leased Premises.

                            (b)     During such time as (i) no Event of Default
is outstanding hereunder, (ii) the tangible net worth of Tenant (or of the guarantor of Tenant's obligations under this Lease) shall be not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles consistently applied, and (iii) Tenant

(or the guarantor of Tenant's obligations under this Lease) has a Standard & Poors rating of BBB or better, Tenant may self-insure all or any portion of the coverage referred to in Paragraph 14 (a) (i), (ii), (iii), (v) and (vi), provided that the self insurance program of this section (b) does not violate any Legal Requirements of any state which regulates a Lender domiciled in said state.

                            (c) Except as otherwise provided in Paragraph 14(b),
the insurance required by Paragraph 14(a) shall be written by companies having a claims paying ability rating by Standard & Poors of not less than A or an A.M. Best Company rating of not less than A+, and all such companies shall be authorized to do an insurance business in the State, or otherwise agreed to by Landlord and Lender. Sums due from Tenant in lieu of insurance proceeds because of such self-insurance programs shall be treated as insurance proceeds for all purposes under this Lease. The insurance policies (i) shall be in amounts sufficient at all times to satisfy any coinsurance requirements thereof, and
(ii) shall (except for the worker's compensation insurance referred to in Paragraph 14 (a) (iii) hereof) name Landlord, Tenant and any Lender as additional insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and Lender.

                            (d) Each insurance policy referred to in clauses
(i), (iv), (v) (and (vi) if requested by Lender) of Paragraph 14(a), shall contain standard non-contributory mortgagee clauses in favor of any Lender which holds a Mortgage on the Leased Premises. Each policy shall provide that it may not be canceled except after 30 days prior notice to Landlord and any Lender. Each policy shall also provide that any losses otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, or (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy.

                            (e) Tenant shall pay as they become due all premiums
for the insurance required by this Paragraph 14, shall renew or replace each policy, and shall deliver to Landlord and Lender a certificate or other evidence (reasonably satisfactory to Lender and Landlord) of the existing policy and such renewal or replacement policy at least thirty days prior to the Policy Expiration Date (as hereinafter defined) of each policy. Each such policy shall provide that it shall not expire until the Landlord and Lender shall receive a notice from the insurer to the effect that a policy will expire on a date (the "Policy Expiration Date") which shall be thirty (30) days following the date of the receipt by Landlord and Lender of such notice. In the event of Tenant's failure to comply with any of the foregoing requirements of this Paragraph 14 within five (5) business days of the giving of written notice by Landlord to Tenant, Landlord shall be entitled to procure such insurance. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord.

                            (f) Anything in this Paragraph 14 to the contrary
notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14. In the event any such insurance is carried under a blanket policy, Tenant shall deliver to Landlord and Lender evidence of the issuance and effectiveness of the policy, the amount and character of the coverage with respect to the Leased Premises and the presence in the policy of provisions of the character required in the above sections of this Paragraph 14.

                            (g) In the event of any casualty loss exceeding
$500,000, Tenant shall give Landlord immediate notice thereof. Tenant shall adjust, collect and compromise any and all claims, with the consent of Lender and Landlord, not to be unreasonably withheld or delayed, and Landlord and Lender shall have the right to join with Tenant therein. If the estimated cost of Restoration or repair shall be Five Hundred Thousand Dollars ($500,000.00) or less, all proceeds of any insurance required under clauses (i), (iv), (v) (and
(vi) if requested by Lender) of Paragraph 14(a) shall be payable to Tenant, provided that Tenant (or the guarantor of the Tenant's obligations under this Lease) at such time shall have a tangible net worth of not less than One Hundred Million Dollars ($100,000,000.00) as determined in accordance with generally accepted accounting principles, consistently applied, and in all other events to a Trustee which shall be a federally insured bank or other financial institution, selected by Landlord and Tenant and reasonably satisfactory to Lender (the "Trustee"). If the Leased Premises shall be covered by a Mortgage, Lender, if it so desires, shall be the Trustee. Each insurer is hereby authorized and directed to make payment under said policies directly to such Trustee instead of to Landlord and Tenant jointly; and Tenant and Landlord each hereby appoints such Trustee as its attorney-in-fact to endorse any draft therefor for the purposes set forth in this Lease after approval by Tenant of such Trustee, if Trustee is other than Lender. In the event of any casualty (whether or not insured against) resulting in damage to the Leased Premises or any part thereof, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. The Net Proceeds of such insurance payment shall be retained by the Trustee and, promptly after such casualty, Tenant, as required in Paragraphs 11(a) and 12, shall commence and diligently continue to perform the Restoration to the Leased Premises. Upon payment to the Trustee of such Net Proceeds, the Trustee shall, to the extent available, make the Net Proceeds available to Tenant for Restoration, in accordance with the provisions of Paragraph 15. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace the Improvements and Equipment in accordance with the provisions of Paragraph 11(a) and the Net Proceeds of such loss shall thereupon be payable to Tenant, subject to the provisions of Paragraph 15 hereof. In the event that any damage or destruction shall occur at such time as Tenant shall not have maintained third-party insurance in accordance with Paragraph 14(a)(i),(iv),(v) or (vi), Tenant shall pay to the Trustee the amount of the proceeds that would have been payable had such insurance program been in effect (the "Tenant Insurance Payment").

15. Restoration. Net Proceeds, Restoration Award and Tenant Insurance Payment (the aggregate of which being herein defined as the "Restoration Fund") shall be disbursed by the Trustee in accordance with the following conditions:

                            (a) If the cost of Restoration will exceed
$1,000,000, prior to commencement of the Restoration the architects, general contractor(s), and plans and specifications for the Restoration shall be approved by Landlord, which approval shall not be unreasonably withheld or delayed; and which approval shall be granted to the extent that the plans and specifications depict a Restoration which is substantially similar to the Improvements and Equipment which existed prior to the occurrence of the Casualty or Taking, whichever is applicable.

                            (b) At the time of any disbursement, no Event of
Default shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged or unbonded.

                            (c) Disbursements shall be made from time to time in
an amount not exceeding the hard and soft cost of the work and costs incurred since the last disbursement upon receipt of (1) satisfactory evidence, including architects' certificates of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) partial releases of liens, and (3) other reasonable evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed in place or delivered to the site and free and clear of mechanics' lien claims.

                            (d) Each request for disbursement shall be
accompanied by a certificate of Tenant describing the work, materials or other costs or expenses, for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work or expense and the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been substantially completed and complies with the applicable requirements of this Lease.

                            (e) The Trustee may retain ten percent (10%) of the
Restoration Fund until the Restoration is at least fifty percent (50%) complete, and thereafter five percent (5%) until the Restoration is substantially complete.

                            (f) The Restoration Fund shall be kept in a separate
interest-bearing federally insured account by the Trustee or by Lender.

                            (g) At all times the undisbursed balance of the
Restoration Fund held by Trustee plus any funds contributed thereto by Tenant, at its option, shall be not less than the cost of completing the Restoration, free and clear of all liens.

                            (h) In addition, prior to commencement of
Restoration and at any time during Restoration, if the estimated cost of Restoration, as reasonably determined by Landlord, exceeds the amount of the Net Proceeds, the Restoration Award and Tenant Insurance Payment available for such Restoration, the amount of such excess shall be paid by Tenant to the Trustee to be added to the Restoration Fund or Tenant shall fund at its own expense the costs of such Restoration until the remaining Restoration Fund is sufficient for the completion of the Restoration. Any sum in the Restoration Fund which remains in the Restoration Fund upon the completion of Restoration shall be paid to Tenant. For purposes of determining the source of funds with respect to the disposition of funds remaining after the completion of Restoration, the Net Proceeds or the Restoration Award shall be deemed to have been disbursed for Restoration prior to any amount added by Tenant.

16.      Subordination to Financing.


                            (a)     (i) Subject to the provisions of Paragraph
16 (a)(ii), Tenant agrees that this Lease shall at all times be subject and subordinate to the lien of any Mortgage, and Tenant agrees, upon demand, without cost, to execute instruments as may be required to further effectuate or confirm such subordination.

                                    (ii) Except as expressly provided in this
Lease by reason of the occurrence of an Event of Default, Tenant's tenancy and Tenant's rights under this Lease shall not be disturbed, terminated or otherwise adversely affected, nor shall this Lease be affected, by any default under any Mortgage, and in the event of a foreclosure or other enforcement of any Mortgage, or sale in lieu thereof, the purchaser at such foreclosure sale shall be bound to Tenant for the Term of this Lease, the rights of Tenant under this Lease shall expressly survive, and this Lease shall in all respects continue in full force and effect so long as no Event of Default has occurred and is continuing. Tenant shall not be named as a party defendant in any such foreclosure suit, except as may be required by Law. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for Restoration in accordance with the provisions of this Lease. Notwithstanding an Event of Default, but provided no event of default has occurred under the Qualified Sublease, the provisions of this Paragraph 16 (a) shall continue to apply for the benefit of any Qualified Subtenant referred to in Paragraph 17 herein.

                            (b) Notwithstanding the provisions of Paragraph
16(a), the holder of any Mortgage to which this Lease is subject and subordinate shall have the right, at its sole option, at any time, to subordinate and subject the Mortgage, in whole or in part, to this Lease by recording a unilateral declaration to such effect, provided that such holder shall have agreed that during the time this Lease is in force insurance proceeds and Restoration Award shall be permitted to be used for restoration in accordance with the provisions of this Lease.

                            (c) At any time prior to the expiration of the Term,
Tenant agrees, at the election and upon demand of any owner of the Leased Premises, or of a Lender who has granted non-disturbance to Tenant pursuant to Paragraph 16(a) above, to attorn, from time to time, to any such owner or Lender, upon the terms and conditions of this Lease, for the remainder of the Term. The provisions of this Paragraph 16(c) shall inure to the benefit of any such owner or Lender, shall apply notwithstanding that, as a matter of law, this Lease may terminate upon the foreclosure of the Mortgage, shall be self-operative upon any such demand, and no further instrument shall be required to give effect to said provisions.

                  (d) Each of Tenant, any owner and Lender, however, upon demand of the other, hereby agrees to execute, from time to time, instruments in confirmation of the foregoing provisions of Paragraphs 16(a) and 16(c), reasonably satisfactory to the requesting party acknowledging such subordination, non-disturbance and attornment as are provided in such subsections and setting forth the terms and conditions of its tenancy.

                  (e) Each of Tenant, Landlord and Lender agrees that, if requested by any of the others, each shall, without charge, enter into a Subordination, Non-Disturbance and Attornment Agreement reasonably requested by Lender, provided such agreement contains provisions relating to non-disturbance in accordance with the provisions of subparagraph (a) and Tenant hereby agrees for the benefit of Lender that Tenant will not, (i) without in each case the prior written consent of Lender, which shall not be unreasonably withheld, conditioned or delayed, amend or modify the Lease (provided, however, Lender, in Lender's sole discretion may withhold or condition its consent to any amendment or modification which would or could (A) alter in any way the amount or time for payment of any Basic Rent, Additional Rent or other sum payable hereunder, (B) alter in any way the absolute and unconditional nature of Tenant's obligations hereunder or materially diminish any such obligations, (C) result in any termination hereof prior to the end of the initial term, or (D) otherwise, in Lender's reasonable judgment, affect the rights or obligations of Landlord or Tenant hereunder), or enter into any agreement with Landlord so to do, (ii) without the prior written consent of Lender which may be withheld in Lender's sole discretion, cancel or surrender or seek to cancel or surrender the Term hereof, or enter into any agreement with Landlord to do so (the parties agreeing that the foregoing shall not be construed to affect the rights or obligations of Tenant, Landlord or Lender with respect to any termination permitted under the express terms hereof in connection with an offer to purchase the Leased Premises following certain events of Condemnation as provided in Section 13 hereof), or
(iii) pay any installment of Basic Rent more than one (1) month in advance of the due date thereof or otherwise than in the manner provided for in this Lease.

17.      Assignment, Subleasing.


                  (a) (i) Except as specifically provided in this Paragraph 17, Tenant may not assign this Lease, voluntarily or involuntarily, whether by operation of law or otherwise, or sublet any of the Leased Premises at any time to any other Person without the prior written consent of Landlord, which consent, in the event of an assignment, may be withheld by Landlord for any reason or no reason, in Landlord's sole discretion, and any such purported sublease or assignment shall be null and void.

                      (ii) Notwithstanding the provisions of subparagraph 17(a) above, Tenant shall have the right, upon thirty (30) days prior written notice to Landlord, with no consent of Landlord being required or necessary, to assign this Lease or to sublet any portion of the Leased Premises (i) to any Person, provided that, after giving effect to such assignment or sublease, Guarantor has a consolidated net worth of not less than $80,000,000 and (ii) to any Person that is, and for a period of at least thirty six (36) months from the effective date of such assignment or sublease, as applicable, continues to be, a wholly-owned subsidiary or Affiliate of Tenant.

                  (b) Each sublease of the Leased Premises or any part thereof shall be subject and subordinate to the provisions of this Lease. No assignment or sublease shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. Notwithstanding any assignment or subletting Tenant shall continue to remain liable and responsible for the payment of the Basic Rent and Additional Rent and the performance of all its other obligations under this Lease. No assignment or sublease shall impose any obligations on Landlord under this Lease except as otherwise provided in this Lease. Tenant agrees that in the case of an assignment of the Lease, Tenant shall, within fifteen (15) days after the execution and delivery of any such assignment, deliver to Landlord (i) a duplicate original of such assignment in recordable form and (ii) an agreement executed and acknowledged by the assignee in recordable form wherein the assignee shall agree to assume and agree to observe and perform all of the terms and provisions of this Lease on the part of the Tenant to be observed and performed from and after the date of such assignment. In the case of a sublease, Tenant shall, within fifteen (15) days after the execution and delivery of such sublease, deliver to Landlord a duplicate original of such sublease.

                  (c) Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default.

                  (d) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into a nondisturbance and attornment agreement with any Qualified Subtenant, as defined below, upon the terms described below, pursuant to which Landlord shall agree, for so long as such Qualified Subtenant is not in default under its Qualified Sublease, as defined below, that the Qualified Sublease shall not be terminated as a result of any termination of this Lease and such Qualified Subtenant's use and occupancy of the Leased Premises shall not be disturbed by Landlord, and pursuant to which such Qualified Subtenant shall agree to attorn to Landlord or its successor as landlord under the Qualified Sublease upon any termination of this Lease. Said agreement shall further provide that nothing therein contained shall impose any obligation on the Landlord or the Lender to (A) return or apply any security deposit under such Qualified Sublease, unless such security deposit shall be transferred and turned over to the Landlord or Lender or their or either of their successors, (B) expend any sums to make any installations or alterations provided to be made by the Landlord under said Qualified Sublease or reimburse the Tenant under said Qualified Sublease for any installations or alterations made by it, (C) be liable for any act or omission of Tenant as sublandlord (or any successor to Tenant as sublandlord) or be subject to any offsets or defense which such Qualified Subtenant might have against Tenant as sublandlord (or any successor to Tenant as sublandlord), (D) be bound by any rent or additional rent which such Qualified Subtenant might have paid for more than the current month to any prior landlord, or (E) be bound by any amendment or modification of the Qualified Sublease made without the prior written consent of Landlord, the terms of which amendment or modification if included in the original sublease would have prevented such sublease from meeting the criteria for a Qualified Sublease.

                      (ii) Any subtenant under a Qualified Sublease, as defined below, is a "Qualified Subtenant." A "Qualified Sublease" shall be any sublease of at least 100,000 square feet of the Leased Premises, pursuant to which the subtenant thereunder had, at the time such sublease was entered into, a Standard & Poor's investment grade rating of BBB-, or higher or a Moody's investment grade rating of Baa3, or higher (or equivalent rating of any other nationally recognized statistical rating organization) and was not on credit watch, such sublease to be on the terms and conditions of this Lease (except the Basic Rent per square foot or Additional Rent per square foot (or both) may be higher), and for a term not to exceed the Term of this Lease.

                  (e) (i) Landlord agrees for itself, its successors and assigns, promptly upon Tenant's request, to enter into an agreement with any Qualified Assignee, as defined below, pursuant to which Landlord shall agree, for so long as such Qualified Assignee is not in default of its obligations under this Lease, that no defaults or Event of Default shall be deemed to have occurred under this Lease by reason of the occurrence of one or more of the events designated in Paragraphs 19(a)(iii), (iv), (v) or (vi) with respect to any party who was a Tenant under this Lease prior to the date of the assignment of this Lease to the Qualified Assignee.

                      (ii) A "Qualified Assignee" shall be any assignee of the Tenant's rights, title and interest under this Lease which, at the time of the assignment to it, had a Standard & Poor's investment grade rating of BBB-, or higher, or a Moody's investment grade rating of Baa3, or higher, (or equivalent rating of any other nationally recognized statistical rating organization) and was not on credit watch.

                  (f) If Tenant sublets the Leased Premises in whole or in part, Tenant shall, whether or not Landlord's consent thereto was required hereunder, deliver to Landlord a true copy of the executed sublease no later than ten (10) days of the date of execution and delivery thereof. If at any given time Tenant shall sublet, pursuant to one or more subleases, in excess of 15% of the gross leasable area of the Improvements (in the aggregate), then, with respect to such subleases in excess of such 15% threshold only, Tenant shall receive as trust funds and pay over to Landlord the excess of (x) a sum equal to (i) any rent or other consideration paid to Tenant by any such subtenant in excess of the Basic Rent plus any Additional Rent (payable pursuant to Article 32) for such space then being paid by Tenant to Landlord pursuant to the provisions of this Lease, plus (ii) any other amount received by Tenant from or in connection with such subletting, including, in either case, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property, over (y) the actual reasonable out-of-pocket costs of Tenant in making such sublease for (a) reasonable and customary brokerage fees, (b) reasonable improvement and alteration costs to prepare such portion of the Leased Premises for such subletting, provided that such costs, and the improvement and alterations for such subtenant shall be consistent with then current market terms for similar leases in similar quality buildings located in the vicinity of the Leased Premises and (c) any actual out-of-pocket costs paid by Tenant to Landlord, Lender or their respective counsel under this Lease for any approval by Landlord or Lender of the proposed sublease. All sums payable hereunder by Tenant shall be paid to Landlord as Additional Rent immediately upon the receipt thereof by Tenant.

18. Permitted Contests.

                  (a) After prior written notice to Landlord, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement,
(iii) discharge or remove any lien referred to in Paragraphs 9 or 12, or (iv) take any action with respect to any violation referred to in Paragraph 11(b) so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent (A) the collection of, or other realization upon, the Imposition or lien so contested, (B) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the same or to pay any damages caused by the violation of any such Legal Requirement or by any such violation, (C) any interference with the use or occupancy of any of the Leased Premises, (D) any interference with the payment of any Basic Rent or any Additional Rent, and (E) the cancellation of any fire or other insurance policy.

                  (b) In no event shall Tenant pursue any contest with respect to any Imposition, Legal Requirement, lien, or violation, referred to above in such manner that exposes Landlord or Lender to (i) criminal liability, penalty or sanction, (ii) any civil liability, penalty or sanction for which Tenant has not made provisions reasonably acceptable to Landlord and Lender or (iii) defeasance of its interest in the Leased Premises.

                  (c) Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay and save Lender and Landlord harmless against any and all losses, judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

19.  Conditional Limitations; Default Provisions.

                  (a) The occurrence of any one or more of the following events (any such event being specified herein as a "failure" or "default") shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, in law, in equity or before any administrative tribunal which had or might have the effect of preventing Tenant from complying with the provisions of this Lease): (x) any payment of Basic Rent which continues unremedied for a period of three (3) business days after written notice ("Nonpayment Notice") thereof given to Tenant by Landlord or Lender or Lender's designee, or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of fifteen
(15) business days after a Nonpayment Notice is given to Tenant by Landlord or Lender or Lender's designee; (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease and such default shall continue for a period of sixty (60) business days after written notice thereof is given by Landlord or Lender or Lender's designee to Tenant or if such default is of such a nature that it cannot reasonably be cured within such period of sixty (60) business days, such period shall be extended for such longer time as is reasonably necessary provided that Tenant has commenced to cure such default within said period of sixty (60) business days and is actively, diligently and in good faith proceeding with continuity to remedy such default; (iii) Tenant or any guarantor of Tenant's obligations hereunder shall (A) voluntarily be adjudicated a bankrupt or insolvent, (B) or voluntarily consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (C) voluntarily file a petition seeking relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, or (D) voluntarily file a general assignment for the benefit of creditors; (iv) a court shall enter an order, judgment or decree appointing, with the voluntary consent of Tenant or any guarantor of Tenant's obligations hereunder, a receiver or trustee for Tenant or any guarantor of Tenant's obligations hereunder or for the Leased Premises or approving a petition filed against Tenant or any guarantor of Tenant's obligations hereunder which seeks relief under the bankruptcy or other similar laws of the United States or any State, and such order, judgment or decree shall remain in force, undischarged or unstayed, 180 business days after it is entered; (v) Tenant or any guarantor of Tenant's obligations hereunder shall in any insolvency proceedings be liquidated or dissolved or shall voluntarily commence proceedings towards its liquidation or dissolution; or (vi) the estate or interest of Tenant in the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within 180 business days after such levy or attachment.

                  (b) If any Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter while such Event of Default is continuing, to do any one or more of the following without demand upon or notice to Tenant:

                           (i) Landlord may give Tenant notice (following the
occurrence of an Event of Default) of Landlord's intention to terminate this Lease on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice). Upon the date therein specified, unless the Event of Default for which the termination is effected has been cured by Tenant, the Term and the estate hereby granted and all rights of Tenant hereunder shall expire and terminate as if such date were the date herein above fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder through the date herein above fixed for the expiration of the Term, including its liability for Basic Rent and Additional Rent as hereinafter provided.

                           (ii) Landlord may, whether or not the Term of this
Lease shall have been terminated pursuant to clause (i) above give Tenant notice (following the occurrence of an Event of Default) to surrender the Leased Premises to Landlord on a date specified in such notice (which date shall be no sooner than thirty (30) days after the date of the notice), at which time Tenant shall surrender and deliver possession of the Leased Premises to Landlord unless the Event of Default for which the termination is effected has been cured by Tenant. Upon or at any time after taking possession of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (i) above.

                           (iii) After repossession of any of the Leased
Premises pursuant to clause (ii) above, whether or not this Lease shall have been terminated pursuant to clause (i) above, Landlord may relet the Leased Premises or any part thereof to such tenant or tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its reasonable discretion, may determine; and Landlord shall collect and receive any rents payable by reason of such reletting. The rents received on such reletting shall be applied (A) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Leased Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (B) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Leased Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth above. Landlord may make such Alterations as Landlord in its reasonable discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all reasonable expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

                           (iv) If Tenant shall fail to make payment of any
installment of Basic Rent or any Additional Rent on or before the date when each such payment is due, Tenant shall pay to Landlord, a sum equal to two (2%) percent per annum above the then current Prime Rate, as hereinafter defined, of the amount unpaid (the "Default Rate") computed from the date such payment of Basic Rent or Additional Rent was due to and including the date of payment. The term "Prime Rate" shall mean the prime rate of interest published in the Wall Street Journal or its successor, from time to time.

                           (v) Landlord may exercise any other right or remedy
now or hereafter existing by law or in equity.

                  (c) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for and shall pay to Landlord as liquidated and agreed current damages: (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to paragraph 19(b)(iii), after deducting from such proceeds all of Landlord's reasonable expenses in connection with such reletting (including all reasonable repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alteration and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid and Landlord may recover such damages from Tenant and institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

                  (d) At any time after such expiration or sooner termination of this Lease pursuant to Paragraph 19 or pursuant to Law or if Landlord shall have reentered the Leased Premises, as the case may be, whether or not Landlord shall have recovered any amounts under Paragraph 19(b)(iii) or 19(c), Landlord shall be entitled to recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and agreed final damages for Tenant's default, the amount by which the Basic Rent, and all Additional Rent reserved hereunder for the unexpired portion of the Term demised herein as if the Lease had not expired or been terminated exceeds the then fair and reasonable rental value of the Leased Premises for the same period, discounted to present worth at the annual rate of seven percent (7%), minus any such monthly deficiencies previously recovered from Tenant under Paragraph 19(b)(iii) if applicable to such period.

                  (e) If any Law governing a proceeding in which such liquidated final damages provided for in Paragraph 19(d) are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

20.    Additional Rights of Landlord and Tenant.


                  (a) No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease. No delay or failure by Landlord or Tenant to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof. In addition to the other remedies provided in this Lease, Landlord and Tenant shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

                  (b) Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future Law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof.

                  (c) Landlord hereby waives any right to distrain or levy upon Trade Fixtures or any property of Tenant and any Landlord's lien or similar lien upon Trade Fixtures and any other property of Tenant regardless of whether such lien is created or otherwise. Landlord agrees at the request of Tenant, to execute a waiver of any Landlord's or similar lien for the benefit of any present or future holder of a security interest in or lessor of any of Trade Fixtures or any other personal property of Tenant.

                  (d) Landlord acknowledges and agrees in the future to acknowledge (in a written form reasonably satisfactory to Tenant) to such persons and entities at such times and for such purposes as Tenant may reasonably request that the Trade Fixtures are Tenant's property and not part of the Improvements (regardless of whether or to what extent such Trade Fixtures are affixed to the Improvements) or otherwise subject to the terms of this Lease.

                  (e) Each of Tenant and Landlord (herein called "Paying Party") agrees to pay to the other party (herein called "Demanding Party") any and all reasonable costs and expenses incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action. Any amount payable by Tenant to Landlord pursuant to this Paragraph 20(e) shall be due and payable by Tenant to Landlord as Additional Rent. No sum payable by Landlord to Tenant under this subparagraph will be payable or recoverable from any sums pledged or assigned (or intended to have been pledged or assigned) by Landlord to Lender, Tenant's right to recover such sums from Landlord being subordinate to the rights of Lender, such sums only being recoverable after payment to Lender in full of the Loan as constituted on the date hereof. As used in this Paragraph, "costs and expenses" shall include, without limitation, reasonable attorneys' fees at trial, on appeal and on any petition for review, and in any proceeding in bankruptcy, in addition to all other sums provided by Law.

21. Notices. All notices, demands, requests, consents, approvals, offers, statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease (collectively "Notice" or "Notices") shall be in writing and shall be deemed to have been given for all purposes (i) three (3) days after having been sent by United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address as stated below, or (ii) one (1) day after having been sent by Federal Express, United Parcel or other nationally recognized air courier service.

        To the Addresses stated below:

           If to Landlord:

                DRUG (AZ) QRS 14-42, INC.
                c/o W.P. Carey & Co. LLC
                50 Rockefeller Plaza
                Second Floor
                New York, NY 10020
                Attention: Gordon J. Whiting


           With a copy to:

                Reed Smith Shaw & McClay LLP
                2500 One Liberty Place
                Philadelphia, PA 19103
                Attention: Chairman, Real Estate Department

           If to Tenant:

                PCS HEALTH SYSTEMS, INC.
                9501 E. Shea Boulevard
                Scottsdale, AZ 85260
                Attention: Russel O. Farr, Esq., Legal Dept., Mail Code 024

           With a copy to:

                PCS HEALTH SYSTEMS, INC.
                9501 E. Shea Boulevard
                Scottsdale, AZ 85260
                Attention: Patrick A. Cannavino, Facilities, Mail Code 007

If any Lender shall have advised Tenant by Notice in the manner aforesaid that it is the holder of a Mortgage and states in said Notice its address for the receipt of Notices, then simultaneously with the giving of any Notice by Tenant to Landlord, Tenant shall send a copy of such Notice to Lender in the manner aforesaid. For the purposes of this Paragraph 21, any party may substitute its address by giving fifteen days' notice to the other party in the manner provided above. Any Notice may be given on behalf of any party by its counsel.

22. Estoppel Certificates. Landlord and Tenant shall at any time and from time to time, upon not less than twenty days' prior written request by the other, execute, acknowledge and deliver to the other a statement in writing, certifying
(i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, setting forth such modifications), (ii) the dates to which Basic Rent, payable hereunder has been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge, (iv) the remaining Term hereof, (v) with respect to a certificate signed on behalf of Tenant, that to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which if adversely decided would materially and adversely affect the financial condition and operations of Tenant or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same, and (vi) such other matters as may reasonably be requested by the party requesting the certificate. It is intended that any such statements may be relied upon by Lender, the recipient of such statements or their assignees or by any prospective purchaser, assignee or subtenant of the Leased Premises.

23.  Surrender and Holding Over.

                  (a) Upon the expiration or earlier termination of this Lease, Tenant shall peaceably leave and surrender the Leased Premises (except as to any portion thereof with respect to which this Lease has previously terminated) to Landlord. Tenant shall remove from the Leased Premises on or prior to such expiration or earlier termination the Trade Fixtures and personal property which is owned by Tenant or third parties other than Landlord, and Tenant at its expense shall, on or prior to such expiration or earlier Termination, repair any damage caused by such removal. Trade Fixtures and personal property not so removed at the end of the Term or within thirty days after the earlier termination of the Term for any reason whatsoever shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises. The cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

         (b) Any holding over by Tenant of the Leased Premises after the expiration or earlier termination of the Term of this Lease or any extensions thereof, with the consent of Landlord, shall operate and be construed as tenancy from month to month only, at one hundred ten percent (110%) of the Basic Rent reserved herein and upon the same terms and conditions as contained in this Lease. Notwithstanding the foregoing, any holding over without Landlord's consent shall entitle Landlord, in addition to collecting Basic Rent at a rate of one hundred ten percent (110%) thereof, to exercise all rights and remedies provided by law or in equity, including the remedies of Paragraph 19(b).

24. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership. No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

25. Definition of Landlord.

         (a) Anything contained herein to the contrary notwithstanding, any claim based on or in respect of any liability of Landlord under this Lease shall be enforced only against the Landlord's interest in the Leased Premises and shall not be enforced against the Landlord individually or personally.

         (b) The term "Landlord" as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of the Leased Premises or holder of the Mortgage in possession at the time in question of the Leased Premises and in the event of any transfer or transfers of the title of the Leased Premises, the Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer and conveyance of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed.

26. Hazardous Substances.

         (a) Tenant agrees that it will not on, about, or under the Leased Premises, make, release, treat or dispose of any "hazardous substances" as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. Section 9601 et seq. (the "Act"); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable Laws and regulations. Tenant represents and warrants that it will at all times comply with the Act and any other federal, state or local Laws, rules or regulations governing "Hazardous Materials". "Hazardous Materials" as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as "hazardous" or "toxic" under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. Section 6901 et seq.; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. Section 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. Section 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. Section 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601, et Seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other substance regulated by federal, state or local statutes similar to the federal statutes listed above and regulations promulgated under such federal, state or local statutes.

         (b) To the extent required by the Act and/or any federal, state or local Laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials (as defined above) whether now or hereafter existing on the Leased Premises and whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the Term. In addition to, and without limiting Paragraph 10 of this Lease Tenant shall and hereby does agree to defend, indemnify and hold Lender and Landlord, their officers, directors, shareholders, partners, beneficial owners, trustees, members, managers and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys' fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental Law with respect to the Leased Premises or Tenant's or any other person's or entity's prior ownership of the Leased Premises; (ii) the "release" or "threatened release" of or failure to remove, as required by this Paragraph 26, "hazardous substances" (as defined in the Act) and Hazardous Materials (as defined above) at or from the Leased Premises or any portion or portions thereof, including any past or current release and any release or threatened release during the initial term and any extension whether or not arising out of or in any manner connected with Tenant's occupancy of the Leased Premises during the initial term or any extension.

         (c) The Tenant agrees that it will not install any underground storage tank at the Leased Premises without specific, prior written approval from the Landlord and Lender. The Tenant agrees that it will not store combustible or flammable materials on the Leased Premises in violation of the Act or any other federal, state or local Laws, rules or regulations governing Hazardous Materials.

27. Entry by Landlord. Landlord, Lender and their respective authorized representatives shall have the right upon reasonable notice (which shall be not less than two (2) business days except in the case of emergency) to enter the Leased Premises at all reasonable business hours (and at all other times in the event of an emergency): (a) for the purpose of inspecting the same or for the purpose of doing any work under Paragraph 11(c), and may take all such action thereon as may be necessary or appropriate for any such purpose (but nothing contained in this Lease or otherwise shall create or imply any duty upon the part of Landlord to make any such inspection or do any such work), (b) to examine (and make copies of) the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord, and (c) for the purpose of showing the Leased Premises to prospective purchasers and mortgagees and, at any time within six
(6) months prior to the expiration of the Term of this Lease for the purpose of showing the same to prospective tenants. No such entry shall constitute an eviction of Tenant but any such entry shall be done by Landlord in such reasonable manner as to minimize any disruption of Tenant's business operation.

28. Statements.

         (a) Tenant shall keep adequate records and books of account with respect to the finances and business of Tenant generally and with respect to the Leased Premises, in accordance with generally accepted accounting principles ("GAAP") consistently applied. Upon the request of Lender or Landlord (either telephonically or in writing), Tenant shall provide the requesting party with copies of any information to which such party would be entitled in the course of a personal visit.

         (b) If at any time neither Tenant nor Guarantor shall be a public company subject to the reporting requirements of the Securities and Exchange Act of 1934, or if financial statements meeting the criteria set forth below are not readily available to Landlord through Edgar or an alternative on-line or internet source, or by other means without any material cost to Landlord, then
(i) Tenant shall deliver or cause to be delivered to Landlord and to Lender (if required under the terms of the Mortgage) within one hundred twenty (120) days of the close of each fiscal year, annual audited financial statements of Tenant and Guarantor prepared by a nationally recognized firm of independent certified public accountants. Tenant shall also furnish to Landlord within forty-five (45) days after the end of each of the three remaining quarters unaudited financial statements and all other quarterly reports of Tenant and Guarantor, certified by Tenant's or Guarantor's chief financial officer, as applicable, and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law. All financial statements shall be prepared in accordance with GAAP consistently applied. All annual financial statements shall be accompanied (i) by an opinion of said accountants stating that (A) there are no qualifications as to the scope of the audit and (B) the audit was performed in accordance with GAAP and (ii) by the affidavit of the president or a vice president of Tenant, dated within five (5) days of the delivery of such statement, stating that (C) the affiant knows of no Event of Default, or event which, upon notice or the passage of time or both, would become an Event of Default which has occurred and is continuing hereunder or, if any such event has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and (D) except as otherwise specified in such affidavit, that Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit.

29. No Usury. The intention of the parties being to conform strictly to the applicable usury laws, whenever any provision herein provides for payment by Tenant to Landlord of interest at a rate in excess of the legal rate permitted to be charged, such rate herein provided to be paid shall be deemed reduced to such legal rate.

30. Separability. Each and every covenant and agreement contained in this Lease is, and shall be construed to be, a separate and independent covenant and agreement, and the breach of any such covenant or agreement by Landlord shall not discharge or relieve Tenant from its obligation to perform the same. If any term or provision of this Lease or the application thereof to any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Lease, or the application of such term or provision to person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and shall be enforced to the extent permitted by law.

31. Miscellaneous.

         (a) The paragraph headings in this Lease are used only for convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease.

         (b) As used in this Lease the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (i) "including" shall mean "including but not limited to"; (ii) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (iii) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; and (iv) "obligation" shall mean "obligation, duty, agreement, liability, covenant or condition".

         (c) Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense.

         (d) This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought.

         (e) The covenants of this Lease shall run with the Land and bind Tenant, the successors and assigns of Tenant and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of and bind Landlord, its successors and assigns.

         (f) This Lease will be simultaneously executed in several counterparts, each of which when so executed and delivered shall constitute an original, fully enforceable counterpart for all purposes.

         (g) This Lease shall be governed by and construed according to the laws of the State of Arizona.

         (h) Wherever the consent or approval of Landlord is required hereunder, Landlord agrees that it will not unreasonably withhold or delay such consent or approval.

32. Additional Rent. The term "Additional Rent" as used herein includes all amounts, costs, expenses, liabilities and obligations (including but not limited to Tenant's obligation to pay any Net Awards or Purchase Price hereunder) which Tenant is required to pay pursuant to the terms of this Lease other than Basic Rent

33. Right of First Offer.

         (a) If Landlord intends to offer the Leased Premises for sale to any third party, Landlord shall first offer by written notice (the "Offer") to sell the Leased Premises to Tenant for a specific purchase price (the "Purchase Price") and, upon such terms and conditions as Landlord, in Landlord's sole discretion, would otherwise intend to offer to sell the Leased Premises, prior to Landlord's offering to sell the Leased Premises to any such third party except that (i) the terms and conditions of any such sale to Tenant shall be (A) consistent with the terms and provisions of this Paragraph 33 and (B) the sale to Tenant shall be "as is", without representation or warranty by Landlord. Landlord shall not be obligated to make the Offer (or, if Landlord has already made the Offer, then, whether or not Tenant has accepted the Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the Offer) if an Event of Default exists under this Lease or the Guaranty on the date on which Landlord shall give, or would otherwise be required to give, Tenant the Offer.

         (b) Tenant shall have the right to accept the Offer only by giving Landlord written notice of such acceptance (the "ROFO Notice") within thirty
(30) days after delivery by Landlord to Tenant of the Offer. Time shall be of the essence with respect to said thirty (30) day period and delivery of the ROFO Notice by Tenant. Upon Tenant's acceptance of the Offer, Tenant shall execute, upon the request of Landlord, any documentation reasonably required by Landlord to reflect Tenant's acceptance of the Offer. Notwithstanding anything to the contrary contained in this Lease, subject only to the provisions of subparagraph
(d) below, upon the delivery of the ROFO Notice by Tenant, no event or circumstances affecting the Leased Premises including, but not limited to, a condemnation or casualty, shall give Tenant any right or option of Tenant to cancel, surrender or otherwise terminate this Lease, and any other right or option of Tenant under the Lease to acquire the Leased Premises, shall automatically be deemed to have been waived by Tenant for all purposes under this Lease.

         (c) If Tenant does not accept, or fails to accept, the Offer in accordance with the provisions herein, Landlord shall be under no further obligation with respect to such Offer pursuant to the terms contained herein, and Tenant shall have forever waived and relinquished its right to such Offer, and Landlord shall at any and all times thereafter be entitled to market the Leased Premises to others upon such terms and conditions as Landlord in its sole discretion may determine. Tenant shall, within five (5) days after Landlord's request therefor, deliver an instrument in form reasonably satisfactory to Landlord confirming the aforesaid waiver, but no such instrument shall be necessary to make the provisions hereof effective. Notwithstanding anything to the contrary contained in this subparagraph 33(c), in the event that Landlord intends to offer the Leased Premises for sale to any third party for a purchase price that is 7.5% or more below the Purchase Price offered to Tenant pursuant to subparagraph 33(a) above, then Landlord shall again be required to offer the Leased Premises for sale to Tenant in accordance with the provisions of subparagraph 33(a) above; provided, however, Landlord shall not be obligated to make such second Offer (or, if Landlord has already made the second Offer, then, whether or not Tenant has accepted such second Offer, Landlord shall have the unilateral right, in Landlord's sole discretion, to revoke the second Offer), if
(x) an Event of Default existed under this Lease or the Guaranty on the date on which Landlord gave Tenant the initial Offer, or would otherwise have been required to give Tenant the initial Offer, or (y) if an Event of Default exists under this Lease or the Guaranty on the date on which Landlord shall give, or would otherwise be required to give, Tenant the second Offer.

         (d) The rights of Tenant set forth herein are available only to the Tenant first named in the heading of this Lease, and reference herein to "Tenant" shall mean, and the rights accorded herein shall be available only to Tenant and any assignee of this Lease that is an Affiliate of Tenant, and to no other person, party or entity whatsoever, including, without limitation, any subtenant of Tenant or any assignee of Tenant that is not an Affiliate at the time in question, unless such rights are expressly granted by Landlord to such party in a writing to such effect.

         (e) If Tenant does not timely deliver the ROFO Notice and the Leased Premises are transferred to a third party, Tenant will attorn to such third party as Landlord so long as such third party and Landlord notify Tenant in writing of such transfer. At the request of Landlord, Tenant will execute such documents confirming the agreement referred to above and such other agreements as Landlord may reasonably request, provided that such agreements do not increase the liabilities and obligations of Tenant hereunder.

         (f) Notwithstanding anything to the contrary contained herein, the provisions of this Paragraph 33 shall not apply to or prohibit (i) any mortgaging, subjection to deed of trust or other hypothecation of Landlord's interest in the Leased Premises, (ii) any sale of the Leased Premises pursuant to a private power of sale under or judicial foreclosure of any Mortgage or other security instrument or device to which Landlord's interest in the Leased Premises is now or hereafter subject,
(iii) any transfer of Landlord's interest in the Leased Premises to a Lender, beneficiary under deed of trust or other holder of a security interest therein or their designees by deed in lieu of foreclosure, (iv) any transfer of the Leased Premises to any governmental or quasi-governmental agency with power of condemnation, (v) any transfer of the Leased Premises to any Affiliate of Landlord or to any entity for whom W. P. Carey & Co. LLC or any of its Affiliates provides management services or investment advice, (vi) any person or entity to whom Landlord and its parent company sells all or substantially all of its assets, or (vii) any transfer of the Leased Premises to any of the successors or assigns of any of the persons or entities referred to in the foregoing clauses (i) through (iv).

         (g) If the Leased Premises is purchased by Tenant pursuant to this Paragraph 33, Landlord need not convey any better title thereto than that which was conveyed to Landlord, and Tenant shall accept such title, subject, however, to the Permitted Encumbrances and to all other liens, exceptions and restrictions on, against or relating to any of the Leased Premises and to all applicable Laws, but free of the lien of and security interest created by any Mortgage or assignment of leases and rents and liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted solely from acts of Landlord after the date of this Lease, unless the same are Permitted Encumbrances or customary utility easements benefiting the Leased Premises or were created with the concurrence of Tenant or as a result of a default by Tenant under this Lease.

         (h) Upon the date fixed for a purchase of the Leased Premises pursuant to this Paragraph 33 (the "Purchase Date"), Tenant shall pay to Landlord, or to any person or entity to whom Landlord directs payment, the Purchase Price and all other sums payable by Tenant under the Offer, in federal funds, and Landlord shall deliver to Tenant (i) a special warranty deed which describes the Leased Premises being conveyed and conveys the title thereto as provided in Paragraph 33(g) above and (ii) such other instruments as shall be necessary to transfer the Leased Premises to Tenant or its designee; provided, that if any payment of Basic Rent, Additional Rent or any other sums payable by Tenant under this Lease (the "Monetary Obligations") remain outstanding on the Purchase Date, then Landlord may add to the Purchase Price the amount of such Monetary Obligations; and further provided, that if any event has occurred which, in Landlord's reasonable judgment, is likely to subject any indemnitee to any liability which Tenant is required to indemnify against pursuant to this Lease, then an amount shall be added to the Purchase Price which, in Landlord's reasonable judgment, is sufficient to satisfy such liability, which amount shall be deposited in an escrow account with a financial institution reasonably satisfactory to Landlord and Tenant pending resolution of such matter. If on the Purchase Date any Monetary Obligations remain outstanding Tenant shall pay to Landlord on the Purchase Date the amount of such Monetary Obligations. Upon the completion of such purchase, this Lease and all obligations and liabilities of Tenant hereunder shall terminate, except any obligations of Tenant under this Lease, actual or contingent, which arise on or prior to the expiration or termination of this Lease or which survive such expiration or termination by their own terms. Any prepaid Monetary Obligations paid to Landlord shall be prorated as of the Purchase Date, and the prorated unapplied balance shall be deducted from the Purchase Price due to Landlord; provided, that no apportionment of any Impositions shall be made upon any such purchase.

                  (i) If the completion of the purchase by Tenant pursuant to this Paragraph 33 shall be delayed after the date scheduled for such purchase, Basic Rent and Additional Rent shall continue to be due and payable until completion of such purchase.

                  IN WITNESS WHEREOF, Landlord and Tenant have caused this instrument to be executed under seal as of the day and year first above written.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK -- LANDLORD'S SIGNATURE PAGE AND TENANT'S SIGNATURE PAGE ATTACHED HERETO]

                           LANDLORD'S SIGNATURE PAGE

Attached to and made a part of Lease dated September 21, 2000 to be effective September 30, 2000

Between:

          DRUG (AZ) QRS 14-42, INC., Landlord

                    and

          PCS HEALTH SYSTEMS, INC., Tenant

                    DRUG (AZ) QRS 14-42, INC.

                    By:     /s/ GORDON J. WHITING
                            -----------------------------
                            Name: Gordon J. Whiting
                            Title: President

                    Attest: /s/ MARISA S. MACKEY
                            -----------------------------
                            Marisa S. Mackey
                            Asst. Secretary

                            TENANT'S SIGNATURE PAGE

Attached to and made a part of Lease dated September 21, 2000 to be effective September 30, 2000

Between:

          DRUG (AZ) QRS 14-42, INC., Landlord

                    and

          PCS HEALTH SYSTEMS, INC., Tenant

                    PCS HEALTH SYSTEMS, INC.

                    By:     /s/ ELLIOT S. GERSON
                            -----------------------------
                            Name: Elliot S. Gerson
                            Title: Vice President

                    Attest: /s/ ELLEN SAMEL
                            -----------------------------
                            Ellen Samel, Asst. Secretary

                                   EXHIBIT A

       [LEGAL DESCRIPTION OF THE LAND IS ATTACHED ON THE FOLLOWING PAGES]

                                  EXHIBIT "A"

PARCEL NO. 1:

Being a portion of the Northeast quarter of Section 30, Township 3 North, Range 5 East of the Gila and Salt River Base and Meridian, Maricopa County, Arizona, being more particularly described as follows:

COMMENCING at the Northeast corner of said Section 30;

thence South 00 degrees 02 minutes 50 seconds East along the East line of said
Section 30, being the monument line of 96th Street, a distance of 65.00 feet;

thence South 89 degrees 56 minutes 30 seconds West along a line that is 65.00 feet South of and parallel with the North line of said Section 30 a distance of
55.00 feet to the POINT OF BEGINNING;

thence South 00 degrees 02 minutes 50 seconds East along a line that is 55.00 feet West of the East line of said Section 30 and being the West right-of-way line of 96th Street 1311.22 feet;

thence South 89 degrees 56 minutes 30 seconds West 1265.00 feet to a point on the West line of the East half of the Northeast quarter of said Section 30;

thence North 00 degrees 05 minutes 37 seconds West along said West line 1311.22 feet to a point that is 65.00 feet South of the North line of said Section 30;

thence North 89 degrees 56 minutes 30 seconds East along a line that is 65.00 feet South of and parallel with the North line of said Section 30, a distance of 1266.09 feet to the POINT OF BEGINNING.

PARCEL NO. 2:

Easement rights for ingress, egress, and vehicular parking as set forth in instrument recorded July 14, 2000 as 00-0538396, of Official Records.

                                   EXHIBIT B

                   DETERMINATION OF FAIR MARKET RENTAL VALUE

     Fair Market Rental Value shall be determined in accordance with the following procedure:

          (i) "Landlord and Tenant shall endeavor to agree on Fair Market Rental Value on the date (the "Applicable Initial Date") which is six (6) calendar months prior to the expiration of the then current Term unless Tenant has previously exercised its option pursuant to Paragraph 5(b) not to have the Term automatically extended. Upon reaching such agreement, the parties shall execute an agreement setting forth the amount of such Fair Market Rental Value.

          (ii) If the parties shall not have signed such agreement within thirty (30) days after the Applicable Initial Date, Tenant shall within fifty
(50) days after the Applicable Initial Date select an appraiser and notify Landlord in writing of the name, address and qualifications of such appraiser. Within twenty (20) days following Landlord's receipt of Tenant's notice of the appraiser selected by Tenant, Landlord shall select an appraiser and notify Tenant of the name, address and qualifications of such appraiser. Such two appraisers shall endeavor to agree upon Fair Market Rental Value, based on a written appraisal made by each of them and given to both Landlord and Tenant), as of the first day of the next occurring Renewal Term. If such two appraisers shall agree upon a Fair Market Rental Value, the amount of such Fair Market Rental Value as so agreed shall be binding and conclusive upon Landlord and Tenant.

          (iii) If such two appraisers shall be unable to agree upon a Fair Market Rental Value within twenty (20) days after the selection of an appraiser by Landlord, then such appraisers shall advise Landlord and Tenant of their respective determination of Fair Market Rental Value and shall select a third appraiser to make the determination of Fair Market Rental Value. The selection of the third appraiser shall be binding and conclusive upon Landlord and Tenant.

          (iv) If such two appraisers shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the twenty (20) day period referred to in clause (iii) above, or if such third appraiser does not make a determination of Fair Market Rental Value within. twenty (20) days after his selection, then such third appraiser or a substituted third appraiser, as applicable, shall, at the request of either party hereto, be appointed by the President or Chairman of the American Arbitration Association in New York, New York. The determination of Fair Market Rental Value made by the third appraiser appointed pursuant hereto shall be made within twenty (20) days after such appointment.

          (v) If a third appraiser is selected, Fair Market Rental

                                   EXHIBIT C

                            Purchase Price Schedule:

YEAR                          AMOUNT
1                             41,780,105
2                             40,984,293
3                             39,909,948
4                             38,835,602
5                             37,761,257
6                             36,686,911
7                             35,612,565
8                             34,538,220
9                             33,463,874
10                            32,389,529
11                            31,315,183
12                            30,240,838
13                            29,166,492
14                            28,092,147
15                            27,017,801
16                            25,943,455
17                            24,869,110
18                            23,794,764
19                            22,720,419
20                            21,646,073
21 through 51                 20,890,052